                                                                  EXHIBIT 5.1


                                                             November 4, 1997



Morton International, Inc.
100 North Riverside Plaza
Chicago, Illinois 60606

Ladies and Gentlemen:

    I am Vice President for Legal Affairs and General Counsel of Morton International, Inc., an Indiana corporation (the "Company"). I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the offer and sale of shares of common stock, par value $1.00 per share, of the Company (the "Common Stock") under the Company's 1997 Incentive Plan (the "Plan").

    In rendering the opinion set forth herein, I have limited my factual inquiry to review of the articles of incorporation and by-laws of the Company and such documents, corporate records and other instruments as I have deemed necessary or appropriate as a basis for the opinion expressed below. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I am a member of the Bar of the State of Illinois and not of the State of Indiana, but I am familiar with the Indiana Business Corporation Law.

    Based upon and subject to the foregoing, I am of the opinion that when (i) the Common Stock has been issued and, if applicable, the related purchase price has been paid, pursuant to the Plan, (ii) the Company has complied with the Securities Act of 1933, as amended, and with the securities laws of all other jurisdictions in which the Common Stock is to be issued pursuant to the Plan, and (iii) the registration and delivery of the certificate or certificates evidencing the Common Stock has occurred, the Common Stock will be legally issued, fully paid and non-assessable.

Morton International, Inc.
November 4, 1997
Page 2



    This opinion is intended solely for the use of the Company in connection with the registration of the Common Stock pursuant to the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without my written consent; provided, however, that I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                             Very truly yours,


                          /s/Raymond P. Buschmann

                             Raymond P. Buschmann